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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of ADT Limited on Form S-4 (File No. 333-24363) of our report dated March 26, 1997, on our audits of the consolidated financial statements and the consolidated financial statement schedules of ADT Limited as at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report of ADT Limited on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND

Hamilton, Bermuda

June 3, 1997